SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(A) Of the Securities Exchange Act of 1934

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☐        Soliciting Material under § 240.14a-12

Madison BancShares, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1

March 17, 2003

To our Shareholders:

The 2003 Annual Meeting of Shareholders of Madison BancShares, Inc. is being held at the Four Points Sheraton Hotel located at 37611 U.S. Highway 19 North, Tarpon Springs, Florida, on Tuesday, April 22, 2003 at 10:00 a.m. local time.

The Notice of the Annual Meeting of Shareholders and Proxy Statement attached to this letter describe the formal business that will be transacted at the Annual Meeting and provide material information concerning that business. The directors and officers of Madison BancShares, Inc., as well as a representative of the accounting firm Hacker, Johnson & Smith, P.A., will be present at the Annual Meeting to respond to your questions. During the informal portion of the Annual Meeting, we plan to present an overview of 2002, as well as share our goals and objectives for 2003.

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and signing the enclosed proxy card. Should you attend the Annual Meeting and prefer to vote in person, you will be given that opportunity.

On behalf of the Board of Directors and all the employees of Madison BancShares, Inc., we look forward to seeing you at the Annual Meeting.

Sincerely,
/s/ Robert B. McGivney

Robert B. McGivney President and Chief Executive Officer

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 22, 2003

The 2003 Annual Meeting of Shareholders (“Annual Meeting”) of Madison BancShares, Inc., (“Madison BancShares”) will be held at the Four Points Sheraton Hotel located at 37611 U.S. Highway 19 North, Tarpon Springs, Florida, on April 22, 2003, beginning at 10:00 a.m., local time. At the Annual Meeting, the holders of Madison BancShares’ outstanding common stock will act on the following items:

1.        The election of seven members of the Board of Directors, each for one-year terms;

2.        The ratification of the appointment of Hacker, Johnson & Smith, P.A. as the independent auditors for Madison BancShares, and its subsidiary for the fiscal year ending December 31, 2003; and

3.        The adjournment of the Annual Meeting to solicit additional proxies in the event there are not sufficient votes to approve either of the foregoing Proposals; and

To transact any other business that properly comes before the Annual Meeting, or at any adjournment thereof.

All holders of record of shares of Madison BancShares at the close of business on March 10, 2003, are entitled to vote at the Annual Meeting and any adjournments thereof.

By Order of the Board of Directors,
/s/ Robert B. McGivney

Robert B. McGivney President and Chief Executive Officer

Palm Harbor, Florida
March 17, 2003

PROXY STATEMENT

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Madison BancShares, Inc. (“Madison BancShares”) of proxies to be voted at our 2003 Annual Meeting of Shareholders, and at any adjournment thereof (“Annual Meeting”). Our Annual Report, which includes the financial statements for the fiscal year ended December 31, 2002, and Form 10-KSB accompany this Proxy Statement, which is first being mailed to shareholders on or about March 17, 2003.

Date, Time and Location

•         Tuesday, April 22, 2003

•         10:00 a.m.

•         Four Points Sheraton Hotel, 37611 U.S. Highway 19 North, Tarpon Springs, Florida.

Solicitation and Voting of Proxies

This Proxy Statement and the accompanying Proxy Card are being furnished to shareholders of record as of the close of business on March 10, 2003, in connection with the solicitation of proxies by the Board of Directors of Madison BancShares for the Annual Meeting.

Regardless of the number of shares of common stock that you own, it is important that your shares be represented by proxy or that you be present at the Annual Meeting. To vote by proxy, please indicate your preferences in the spaces provided on the enclosed Proxy Card and return it signed and dated, in the enclosed postage-paid envelope. Proxies obtained by the Board of Directors will be voted in accordance with the directions given therein. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed proxy will be voted as the Board of Directors recommends.

In order for us to have a quorum present to convene the Annual Meeting, it is important that your proxy be returned promptly. Therefore, whether or not you plan to be present at the Annual Meeting, please complete, sign and date the enclosed Proxy Card and return it in the enclosed postage-paid envelope.

Revocation of Proxy

Your presence at the Annual Meeting will not automatically revoke your proxy. However, you may revoke your proxy at any time prior to its exercise by simply:

•      Delivering a written notice of revocation to Madison BancShares;

•      Delivering a duly executed proxy bearing a later date to Madison BancShares; or

•      Attending the Annual Meeting and voting in person.

Voting Procedures

Our Articles of Incorporation do not provide for cumulative voting. Under the Florida Business Corporation Act (“Act”), directors are elected by a plurality of the votes cast at a meeting at which a quorum is present. Our Bylaws provide that a majority of shares entitled to vote and represented in person or by proxy at a shareholder meeting constitutes a quorum. Therefore, each shareholder of record on the record date has the right to vote, in person or by proxy, the number of shares he or she owns for as many director nominees as there are directors to be elected. For example, if you own five shares, you may vote a maximum of five shares for each director to be elected.

Other matters are approved if affirmative votes cast for a proposal exceed the votes cast against that proposal at a meeting at which a quorum is present, unless a greater number of affirmative votes or voting by classes is required by the Act or our Articles of Incorporation. Abstentions and broker non-votes have no effect under the Act.

If your shares are held in “street name,” under certain circumstances your brokerage firm may vote your shares. Brokerage firms have authority to vote their customers’ shares on certain “routine” matters, including the election of directors. When a brokerage firm votes its customers’ shares on routine matters, these shares are also counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm cannot vote its customer’s shares on non-routine matters. Accordingly, these shares are not counted as votes against a non-routine matter, but rather not counted at all for these matters. There are no non-routine matters being voted upon at this Annual Meeting. We, nevertheless, encourage you to provide instructions to your brokerage firm as to how your proxy should be voted. This ensures your shares will be voted at the Annual Meeting.

The Board of Directors has fixed the close of business on March 10, 2003, as the “record date” for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, and any adjournment thereof. On the record date, there were 1,618,916 shares of Madison BancShares’ common stock outstanding.

Principal Stockholders

The following table contains information regarding the only person known to us, other than certain executive officers and directors listed below, to be the beneficial owner of five percent or more of the outstanding shares of Madison Bancshares common stock as of the record date.

Name and Address of Beneficial Owner	Amount of Common Stock (1)	Percent of Class

Lawrence W. & Anita K. Maxwell 500 South Florida Avenue Lakeland, Florida 33801	90,515	5.02%

   (1)    Includes shares for which the named person:

•         has sole voting and investment power;

•         has shared voting and investment power with a spouse;

•         holds an IRA or other retirement plan; and

•         may be acquired by exercising stock options.

BENEFICIAL STOCK OWNERSHIP OF
DIRECTORS AND EXECUTIVE OFFICERS

The following table contains information regarding the current beneficial ownership of each director nominee, continuing director and non-director executive officer of Madison Bancshares’ common stock as of the record date. The percentage of shares held by each person reflects the number of shares that person currently owns, plus the number of shares that person has the right to acquire.

Name and Address of Beneficial Owner	Number of Common Shares Owned (5)	Right to Acquire	% of Beneficial Ownership

Robert W. Byrd (1)(2) One Harborside Belleair, FL 33756	36,897	12,150	2.05%

George M. Cantonis (1)(2) 205 Bayview Drive Belleair, FL 33756	34,575(6)	12,150	1.92%

Thomas A. Castriota (1)(2) 9607 Hilltop Drive Port Richey, FL 34654	22,225	11,575	1.23%

Name and Address of Beneficial Owner	Number of Common Shares Owned (5)	Right to Acquire	% of Beneficial Ownership

Wayne R. Coulter (1)(2) 7920 U.S. Highway 19 Port Richey, FL 34668	38,499(7)	12,150	2.13%

Melvin S. Cutler (1)(2)(3)(4) 35388 U.S. Highway 19 North Palm Harbor, FL 34684	325,067(8)	—	18.02%

Martin W. Gladysz (3)(4) 115 Phillips Way Palm Harbor, FL 34683	15,500	10,500	0.86%

Robert B. McGivney (1)(2)(3)(4) 221 Windward Passage Clearwater, FL 33767	113,308(9)	60,775	6.28%

David P. Paetzold (3)(4) 3678 Woodridge Place Palm Harbor, FL 34684	31,110	20,995	1.72%

Otho B. Young III (3)(4) 2940 Northfield Drive Tarpon Springs, FL 34688	33,105	21,000	1.84%

Paul J. Wikle (1)(2) 33 Central Court Tarpon Springs, FL 34689	26,350	7,290	1.46%

All Directors and Executive Officers as a Group (10 persons)	676,636	168,585	37.51%

______________

     (1)    Madison Bank director.

     (2)    Madison BancShares director.

     (3)    Madison Bank executive officer.

     (4)    Madison BancShares executive officer.

     (5)    Includes shares or options for which the named person:

•          has sole voting and investment power,

•          has shared voting and investment power with a spouse, or

•          holds in an IRA or other retirement plan program.

    (6)    All shares of common stock held in Trust.

    (7)    Includes 12,554 shares of common stock owned with his spouse Pamela W. Coulter as tenants in the entirety.

    (8)    Includes 86,100 common shares held by Cutler Associates Investments, Inc.; 26,275 common shares held by Melvin S. Cutler Charitable Foundation; and, 34,892 common shares held in The Elizabeth J. Fallow Family Trust.

     (9)    Includes 61 shares of common stock held in Trust and 4,524 shares are held in the IRA of Mr. McGivney’s spouse.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

Madison BancShares’ Board of Directors has four standing committees: the Audit Committee, Compensation Committee, Investment Committee, and the Investor Relations Committee. The Board of Directors meets monthly. No director attended fewer than 75% of the Board Meetings in 2002. Directors receive no additional compensation for serving on Madison BancShares’ Board of Directors above what is received as directors at Madison Bank (“Bank”). The Bank’s Board of Directors is divided into five committees: Audit and Compliance, Compensation, Investment, Shareholder Relations, and the Loan Committee. All members of the Bank’s Board of Directors serve on the Loan Committee. In 2002, no director attended fewer than 75% of the meetings of the Bank’s Board or any Committee on which he served. Directors receive $500 for each Bank Board meeting they attend and $250 for each Committee meeting they attend. In 2003, Bank directors will receive $200 for each Board meeting plus 500 shares of common stock for the year.

The composition of and number of meetings held by each committee of Madison BancShares in 2002 is reflected in the following table:

Board Member	Audit	Compensation	Investment	Investor Relations

Robert W. Byrd	Chair			X
George M. Cantonis		X	Chair
Thomas A. Castriota	X
Wayne R. Coulter				X
Melvin S. Cutler		Chair	X	Chair
Robert B. McGivney			X	X
Henry O. Speight			X
Paul J. Wikle	X	X

Meetings in 2002	3	1	0*	1

      *    In 2002, Investment Committee matters were addressed by the full Board.

REPORT OF THE AUDIT COMMITTEE

The audit functions of the Audit Committee are focused on three areas:

•         The adequacy of Madison Bancshares’ and the Bank’s internal controls and financial reporting process and the reliability of Madison Bancshares’ and the Bank’s financial statements.

•         The performance of Madison Bancshares’ and the Bank’s internal auditors and the independence and performance of Madison Bancshares’ and the Bank’s independent auditors.

•         Madison Bancshares’ and the Bank’s compliance with legal and regulatory requirements.

The Audit Committee met with management periodically to consider the adequacy of Madison Bancshares’ and the Bank’s internal controls and the objectivity of their financial reporting. The Audit Committee discussed these matters with Madison Bancshares’ and the Bank’s independent auditors and with appropriate company financial personnel.

The Audit Committee meets regularly with the independent auditors without the presence of management. The independent auditors have unrestricted access to the Committee.

The Audit Committee also recommends to the Board the appointment of the independent auditors and reviews their performance, fees and independence from management.

The Board of Directors has determined that none of the members of the Audit Committee has a relationship to Madison Bancshares and the Bank that may interfere with the members’ independence from Madison Bancshares and the Bank and their management.

Management has primary responsibility for Madison Bancshares’ and the Bank’s financial statements and the overall reporting process, including the system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of Madison Bancshares and the Bank in conformity with accounting principles generally accepted in the United States of America. The independent auditors discuss any issues they believe should be brought to the Audit Committees attention. The Audit Committee monitors these processes, relying without independent verification, on the information provided and on the representations made by management and the independent auditors.

This year, the Audit Committee reviewed Madison Bancshares’ audited financial statements as of and for the fiscal year ended December 31, 2002, and met with both management and Madison Bancshares’ and the Bank’s independent auditors to discuss those financial statements. Management has represented that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has received from and discussed with Hacker, Johnson & Smith, P.A. the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm(s independence from Madison Bancshares and the Bank. The Audit Committee also discussed with Hacker, Johnson & Smith, P.A. any matters required to be discussed by Statement on Auditing Standards No. 61. (Communication with Audit Committees).

Based on these reviews and discussions, the members of the Audit Committee (Chairman Robert W. Byrd, and directors Thomas A. Castriota and Paul J. Wikle) recommended to the Board that Madison Bancshares( and the Bank(s audited financial statements be included in Madison Bancshares’ annual report on Form 10-KSB for the fiscal year ended December 31, 2002.

The Compensation Committee for Madison BancShares is responsible for ensuring that Madison BancShares’ compensation policy is meeting its objectives and is competitive with other similar financial institutions. Compensation will be reviewed on an annual basis, or more frequently if necessary. The Compensation Committee for Madison Bank is responsible for ensuring that the Bank’s compensation policy is effectively meeting its objectives. Compensation at the Bank is reviewed on an annual basis.

The Investment Committee for Madison BancShares is responsible for ensuring the soundness of Madison BancShares’ investment policy, and conformance to the policy and compliance with applicable laws, rules and regulations. The Committee also monitors performance of the investment portfolio, the liquidity position and interest rate sensitivity position. The Investment Committee for Madison Bank is responsible for ensuring the soundness of the Bank’s investment policy, conformance to the policy and compliance with applicable laws, rules and regulations. As with the Holding Company, the Committee also monitors performance of the investment portfolio, the Bank’s liquidity position and its interest rate sensitivity position.

The Investor Relations Committee for Madison BancShares is responsible for maintaining effective communications with Madison BancShares’ shareholders and the investment banking firms making a market in our stock, as well as monitoring our stock listing on The NASDAQ SmallCap Market. The Shareholder Relations Committee for Madison Bank is responsible for maintaining effective communications with the Bank’s customers.

1. ELECTION OF DIRECTORS

The Board of Directors is presently comprised of seven members, all of whom have been nominated by the Board to stand for election at the Annual Meeting. Directors are each elected for a one-year term and serve until their successors are elected and installed. To the best of our knowledge, no director nominee is being proposed for election pursuant to any agreement between that person and any other person.

The seven nominees named herein have indicated that they are willing to stand for election and to serve as directors if elected. Should a director nominee become unable or unwilling to serve, proxies will be voted for the election of such other person as the Board of Directors may choose to nominate.

The affirmative vote of a plurality of the votes cast at the Annual Meeting is needed to elect a director. Abstentions and withheld votes will have the same effect as votes against a director nominee.

Information relating to the business experience of each director nominee is set forth below:

NOMINEES FOR DIRECTORS

Robert W. Byrd, age 62, is a founding director of Madison Bank, having first been elected to the Board in 1985. He is also a director of Madison BancShares. Since 1989, he has been a real estate investor and developer at Byrd Corporation of Clearwater, Inc. with current projects in Pinellas, Pasco and Hillsborough Counties, Florida. Mr. Byrd has served as President of the Florida Association of Realtors. He has also served as President of the Greater Clearwater Chamber of Commerce and the Downtown Clearwater Rotary Club. Mr. Byrd is a distinguished alumnus of Florida State University.

George M. Cantonis, age 54, is a founding director of the Bank, having first been elected to the Board in 1985. Mr. Cantonis is also a director of Madison BancShares. Mr. Cantonis has been President of The Cantonis Company and Executive Vice President of Acme Sponge & Chamois, a subsidiary of The Cantonis Company since 1972. Acme Sponge & Chamois is an international company and one of the major providers in the world for chamois products. The Cantonis Company also owns five hotels in Florida. Mr. Cantonis is active in the community and has recently served as Chairman of the Board of Morton Plant Mease Health Care and Chairman of BayCare. He received his Bachelors Degree from Princeton University and his Masters of Business Administration from the University of Chicago.

Thomas A. Castriota, age 49, became a member of the Bank’s Board in 2000 and now serves on Madison BancShares’ Board. Mr. Castriota has been the owner of Castriota Chevrolet, Inc. since 1994 and serves on the Board of Trustees of Bayonet Regional Hospital. He is currently President of the Pasco Education Foundation and a Charter Member of the Trinity Rotary Club. He was awarded the Paul Harris Fellow Award from Rotary International, received the Florida Business Partners Award from the Florida Commissioner of Education, and the Genuine Leaders Award from Chevrolet Motors Division in 1997 and 1998.

Wayne R. Coulter, age 59, became a member of the Bank’s Board in 1999. Mr. Coulter is now a director of Madison BancShares. Mr. Coulter is a partner in the law firm of Delzer & Coulter and is a Board Certified Wills, Trusts and Estates Attorney. He has been a partner in that firm since 1972. Mr. Coulter is a former director of NationsBank (North Suncoast) and Barnett Bank of Pasco. Mr. Coulter is a past President of the West Pasco Bar Association and the Greater West Hernando Chamber of Commerce. Mr. Coulter received a Juris Doctorate and a Bachelors of Science from Stetson University. Mr. Coulter is a fourth generation resident of Pasco County, Florida.

Melvin S. Cutler, age 69, is the Chairman of the Board of both Madison BancShares and the Bank. Mr. Cutler is a founding director of the Bank, having first been elected to the Board in 1985, and a principal shareholder of Madison BancShares. Since 1999, Mr. Cutler has been President of Cutler, Wentzell & Moynihan, LLC, a registered investment advisor. Since 1972 he has served as Chairman of the Board and is a principal shareholder of Cutler Associates, Inc., a design, building and contracting firm with offices in Florida, Massachusetts and Pennsylvania. He received his Bachelors Degree at City College of New York. Mr. Cutler is a professional engineer and a registered investment representative.

Robert B. McGivney, age 54, is a director and the President and Chief Executive Officer of both Madison BancShares and the Bank. Mr. McGivney became the President of the Bank in September 1991. Before joining the Bank, Mr. McGivney had been a banker in San Antonio, Texas for 21 years, 17 of which were with Cullen/Frost Bankers, Inc., a $8 billion bank holding company headquartered in San Antonio. He served as President and Chief Executive Officer of two of the holding company’s affiliate banks in San Antonio. Mr. McGivney is active in the community and currently is on the Board of Directors of the Florida Bankers Association. He was Chairman of the Trustees of Mease Hospitals. He also served as a member of the Morton Plant Mease Health Care Executive, Finance and Quality Committees and has served on the Executive Board of the West Central Florida Council of the Boy Scouts of America.

Paul J. Wikle, CCIM, age 41, was first elected to the Bank Board in 1996. He is also a director of Madison BancShares. Mr. Wikle is the President and Owner of Coldwell Bank/Wikle Properties, a commercial and residential real estate firm located in Palm Harbor, Florida. He has owned and operated that company since 1993. Mr. Wikle is also active as a real estate investor and developer in Northern Pinellas County. He is very active in the community, serving on the Board of the Tarpon Springs Chamber of Commerce, and as a past Secretary and Treasurer for the Greater Clearwater Association of Realtors. He is a Trustee for the First United Methodist Church of Tarpon Springs and has served as President of the Tarpon Springs Chamber of Commerce and Tarpon Springs Jaycees. Mr. Wikle is a native of Palm Harbor and received his Bachelors Degree in Real Estate from Florida State University.

The Board of Directors Recommends that the Shareholders
Vote “For” the Election of the Seven Director Nominees.

NON-DIRECTOR
EXECUTIVE OFFICERS

Martin W. Gladysz, age 50, is Vice President and Chief Financial Officer for Madison BancShares and Executive Vice President and Chief Financial Officer of the Bank. Prior to joining Madison BancShares in December, 2002, Mr. Gladysz was a financial consultant with Sterling Management Resources for approximately ten months. From September 1994 to January 2000, he served as Vice President and Treasurer for the Eckerd Corporation. Between June of 1982 and June of 1994, Mr. Gladysz was Executive Vice President and Chief Financial Officer of Fortune Bancorp, Inc. Mr. Gladysz is a resident of Palm Harbor, Florida and served on the Board of Directors of Goodwill Industries, Suncoast, Inc.

David P. Paetzold, age 52, is the Assistant Secretary to Madison Bancshares and is Executive Vice President and Senior Loan Officer of the Bank. Mr. Paetzold joined the Bank in October 1999. Mr. Paetzold received his Bachelor’s Degree in Management from Milton College in 1972. From August 1994 to October 1999, he served as President and Chief Executive Officer of American Sterling Bank and Sterling Bancorp, Inc., Sugar Creek, Missouri. From 1991 to 1994, Mr. Paetzold was President and Chief Executive Officer of South Trust Bank of Southwest Florida, N.A., Fort Myers, Florida.

Otho B. Young, III, age 53, serves as Executive Vice President of Customer Service at Madison Bank. He joined the Bank in February, 2002. From January, 1999, to February, 2002, Mr. Young was Owner and President of a consulting firm, Woodlake, Young & Associates, Inc. in San Antonia, Texas. Prior to that, beginning in 1998, Mr. Young served as Senior Vice President and Director of Strategic Planning at Cullen/Frost Bankers, Inc. From 1989 to 1998, he was Senior Vice President and Director of Non-Branch Delivery Systems at the same bank holding company.

EXECUTIVE COMPENSATION

Madison BancShares has no employment agreements with its employees and no additional compensation is provided for Bank employees’ service to Madison BancShares. The Bank, however, has employment agreements with three of its executive officers. The following is a summary of the key terms common to all three of the Bank’s employment agreements, followed by a summary of the unique features of each employment agreement.

Terms Common to All Employment Agreements - The Bank may terminate each employment agreement for “just cause,” and each officer may terminate their employment agreement for “good reason,” as those terms are defined in the employment agreements. Termination for just cause immediately terminates the employee’s rights to receive any further payments or employee benefits. In the event the Bank terminates an employment agreement for other than just cause or an officer terminates his or her employment agreement for good reason, the officer shall be entitled to defined severance payments. Each officer is also eligible to participate in all stock option and benefit plans available to other employees and officers of the Bank.

Robert B. McGivney’s two-year employment agreement was amended and restated effective as of January 1, 2000. Each day, the employment agreement automatically renews for one day, unless such renewals are terminated by either party. Under the terms of the employment agreement, Mr. McGivney is to serve as the President and Chief Executive Officer of the Bank and is to receive an initial annual base salary of $170,000, which shall be increased by $5,000 in the second and third year of its term. He is also eligible to receive a bonus of up to 25% of his salary each year, based on his achieving certain performance goals related to the Bank’s asset size and net income. In the event Mr. McGivney’s employment agreement is terminated in such a manner as to entitle him to severance payments, such payments shall be equal to the total salary due for the remainder of the term of the employment agreement and a prorated portion of any bonus payment he would have been entitled to receive in the year of termination. In the event

Mr. McGivney’s employment is terminated as a result of a “change in control” of the Bank, as defined in this agreement, or a change in control occurs within nine months of his voluntary termination or his termination for good reason, Mr. McGivney is to receive a severance payment equal to two and one-half times his current annual base salary, plus a pro-rated portion of any bonus that would have become payable under the employment agreement. In addition, the Bank has agreed to advance Mr. McGivney up to $15,000 in attorneys’ fees in the event he is terminated and files an action to enforce the terms of his employment agreement. The advanced fees are to be deducted from any later recovery or reimbursed to the Bank in the event Mr. McGivney’s action is unsuccessful.

David P. Paetzold’s employment agreement was effective on November 1, 1999, and is for a term of one year. Each day, Mr. Paetzold’s employment agreement automatically renews for one additional day, unless either party terminates such renewals. Pursuant to the employment agreement, Mr. Paetzold is to serve as the Bank’s Executive Vice President/Senior Loan Officer and shall receive a base salary of $100,000, which may be increased by the Board. Mr. Paetzold’s base salary in 2002 was $116,480. Under the terms of the employment agreement, Mr. Paetzold may receive an annual bonus of up to 12% of his base salary, at the sole discretion of the Board. In the event Mr. Paetzold’s employment agreement is terminated in such a way that he is to receive severance payments, the payments shall total six months’ base salary, plus any bonus payment he would have been entitled to at the time of the termination.

Henry O. Speight’s employment agreement was effective on April 26, 2000, and was for a term of one year. Each day, Mr. Speight’s employment agreement automatically renewed for one additional day, unless such renewals were terminated by either party. Pursuant to the employment agreement, Mr. Speight served as the Bank’s Executive Vice President/Chief Financial Officer. Effective November 4, 2002, Mr. Speight resigned his position and is no longer employed by the Bank. Under the terms of Mr. Speight’s employment agreement, he may not become employed by another financial institution in Pinellas County for a period of six months. In either instance, Mr. Speight is also prohibited from soliciting any of Madison’s customers for one year.

Otho B. Young, III’s employment agreement was effective of February 11, 2002, and is for a term of one year. Each day, Mr. Young’s employment agreement automatically renews for one additional day, unless either party terminates such renewals. Pursuant to the employment agreement, Mr. Young is to serve as the Bank’s Executive Vice President/Customer Service and shall receive a base salary of not less than $100,000 per year, which may be increased by the Board. Under the terms of the employment agreement, Mr. Young received a signing bonus of $30,000 and, in addition, may receive an annual bonus of up to 25% of his base salary and signing bonus upon achieving certain performance goals. Said performance goals shall be mutually agreed upon each year. In the event Mr. Young’s employment agreement is terminated in such a way that he is to receive severance payments, the payments shall total his base salary for the unexpired term of the agreement. The employment agreement prevents Mr. Young from competing with the Bank for one year following termination of the agreement.

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table shows compensation information regarding Robert B. McGivney, Martin W. Gladysz, David P. Paetzold, Henry O. Speight and Otho B. Young, III. No other executive officer received compensation at a level required to be reported herein by Securities and Exchange Commission regulations.

		ANNUAL COMPENSATION				LONG-TERM COMPENSA- TION AWARDS

Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation		Securities Underlying Options/SARs

Robert B. McGivney	2002	$180,000	—	$50,567	(1)	—
President and Chief Executive Officer of the Bank and of Madison BancShares	2001	175,000	—	75,809		57,881
	2000	170,000	$10,800	144,910		—

Martin W. Gladysz(2)	2002	9,166	—	—		10,500
Executive Vice President and Chief Financial Officer of the Bank and Vice President and Chief Financial Officer of Madison Bancshares

David P. Paetzold	2002	116,480	12,480	4,539	(3)	—
Executive Vice President and Senior Loan Officer of the Bank and Assistant Secretary of Madison BancShares	2001	104,000	9,000	—		11,576
	2000	100,000	—	—		—

Henry O. Speight(4)	2002	85,781	4,788	—		—
Chief Financial Officer and Executive Vice President of the Bank and Treasurer and Assistant Secretary of Madison BancShares	2001	95,000	7,400	—		9,261
	2000	90,000	861	—		—

Otho B. Young, III(5)	2002	100,000	30,000	20,367	(6)	21,000
Executive Vice President of the Bank

______________________________

     (1)    Includes automobile allowance, country club memberships, a membership upgrade, payment under a salary continuation agreement and 401(k) contribution.

     (2)    Mr. Gladysz commenced employment with Madison Bancshares and the Bank in December, 2002. Mr. Gladysz’s annual salary will be $110,000.

     (3)    Includes 401(k) contribution.

     (4)    Mr. Speight resigned his position in November 2002.

     (5)    Mr. Young commenced employment with the Bank in February, 2002.

     (6)    Includes relocation expenses and country club membership.

The following tables set forth the stock options information for Robert B. McGivney, Martin W. Gladysz, David P. Paetzold, Henry O. Speight and Otho B. Young, III for the years 2002 and 2000. No stock options were granted during 2001.

Options granted in 2002:

Name	Number of Securities Underlying Options Granted*	Percent of Total Options Granted to Employees in the Fiscal Year	Exercise or Base Price	Expiration Date

Martin W. Gladysz	2,100	—	$13.857	12/2/08
	2,100	—	13.857	12/2/09
	2,100	—	13.857	12/2/10
	2,100	—	13.857	12/2/11
	2,100	21.68%	13.857	12/2/12

David P. Paetzold	1,769	—	$9.906	12/27/08
	1,769	—	9.906	12/27/09
	1,769	—	9.906	12/27/10
	1,769	—	9.906	12/27/11
	1,769	18.26%	9.906	12/27/12

Otho B. Young, III	4,200	—	$9.762	2/11/08
	4,200	—	9.762	2/11/09
	4,200	—	9.762	2/11/10
	4,200	—	9.762	2/11/11
	4,200	43.36%	9.762	2/11/12

Options Granted in 2000:

Name	Number of Securities Underlying Options Granted*	Percent of Total Options Granted to Employees in the Fiscal Year	Exercise or Base Price	Expiration Date

Robert B. McGivney	7,293	—	$6.581	7/1/08
	7,293	—	6.581	7/1/09
	7,293	—	6.581	7/1/10
	7,293	—	6.581	7/1/10
	7,293	69.38%	6.581	7/1/10

Henry O. Speight	1,944	—	$6.383	4/26/06
	1,944	7.40%	6.383	4/26/07

_______________________________________________________

      *    The number of options has increased since original issuance due to the antidilution provisions of the 1998 Key Employee Stock Option Program that increase the number of options when stock dividends are issued.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain of Madison BancShares’ directors, officers and employees have banking relations with the Bank. Loans made to directors, executive officers and principal shareholders, defined as individuals owning 10% or more of Madison BancShares’ common stock, are governed under the provisions of Section 22(h) of the Federal Reserve Act, which requires that any loans made to those individuals must:

•           Be on substantially the same terms, including interest rates and collateral as those prevailing at the time for comparable transactions with non-affiliated parties; and

•           Not involve more than the normal risk of repayment or present other unfavorable features.

There is, however, an exception for loans made to employees who are affiliates that are made pursuant to a benefit or compensation package that is widely available to all Bank employees and does not give a preference to affiliates. There is also an aggregate limit of $25,000, or 5% of the amount of the Bank’s unimpaired capital and unimpaired surplus on all loans to those individuals, unless the Board of Directors has approved the amount and the individual has abstained from participating in the voting.

There is further exception for loans made to executive officers. Executive officers are those people who participate, or who have authority to participate, in major policymaking functions of Madison BancShares, regardless of their title. In 2002, the Bank had five employees who would be considered executive officers. The Bank may lend any otherwise permissible sum of money to an executive officer for:

•                     Financing the education of the officer’s children;

•                     A Board of Director’s approved first mortgage on the officer’s residence; or

•                     A loan secured by certain low-risk collateral.

The Bank may also lend up to the higher of $25,000, or 2.5% of its unimpaired capital and unimpaired surplus (but never more than $100,000) to an executive officer for any other purpose.

During 2002, Madison BancShares’ directors and executive officers (or their related business interests) had loans or lines of credit with the Bank that, in the aggregate totaled $5,236,491. These loans and lines of credit were made on the same terms as extensions of credit are made to the Bank’s unaffiliated customers.

2. RATIFICATION OF THE APPOINTMENT OF AUDITORS
FOR FISCAL YEAR ENDING DECEMBER 31, 2003

The Board of Directors intends to retain the accounting firm of Hacker, Johnson & Smith, P.A. , as Madison BancShares’ and the Bank’s independent auditors for the fiscal year ending December 31, 2003. A representative from the firm is expected to be present at the Annual Meeting to respond to questions regarding our financial statements and the notes thereto.

Audit Fees. The aggregate fees billed for professional services by Hacker, Johnson & Smith, P.A. in connection with the audit of the annual financial statements for the year and for the reviews of the quarterly financial statements filed with the Securities and Exchange Commission as well as tax-related services were $43,000. The Audit Committee does not believe that Madison BancShares’ payment for tax services impairs Hacker, Johnson & Smith, P.A.’s independence in conducting its audits of Madison BancShares.

All Other Fees. In addition to fees billed for audit services and reviews of financial statements for 2002 by Hacker, Johnson & Smith, P.A., Madison BancShares was billed $18,800 by Reeves & Pearigen, CPA’s for internal review services, and loan and document reviews.

In order to be adopted, this item must be approved by the holders of a majority of the outstanding shares of Madison BancShares’ common stock present or represented by proxy and entitled to vote at the Annual Meeting. If the shareholders do not vote in favor of the appointment of Hacker, Johnson & Smith, P.A., the Board of Directors will consider the selection of other auditors.

The Board of Directors Recommends that Shareholders Vote “For”
the Ratification of the Appointment of Hacker, Johnson & Smith, P.A.
for the Fiscal Year Ending December 31, 2003.

3. ADJOURNMENT OF ANNUAL MEETING

The Board of Directors seeks your approval to adjourn the Annual Meeting in the event that there are not a sufficient number of votes to approve items 1 or 2 at the Annual Meeting. In order to permit proxies that have been timely received by the Madison BancShares to be voted for an adjournment, we are submitting this item as a separate matter for your consideration. If it is necessary to adjourn the Annual Meeting and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to shareholders, other than an announcement made at the Annual Meeting.

The Board of Directors Recommends that Shareholders Vote “For”
the Approval of the Adjournment of the Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the best of Madison BancShares’ knowledge, during 2002, each of its directors, executive officers and beneficial owners of 10% of its common stock, other than Melvin S. Cutler, Robert B. McGivney, Wayne R. Coulter and Paul J. Wikle, timely filed all reports required by Section 16(a) of the Securities Exchange Act of 1934. Each of the four named executive officers and/or directors failed to timely file one Form 4 in connection with their respective purchases of common stock.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in the Madison BancShares proxy materials for the 2004 Annual Meeting of Shareholders, a shareholder’s proposal to take action at such meeting must be received at Madison BancShares’ main office at 35388 U.S. Highway 19 North, Palm Harbor, Florida 34684-1900, on or before November 14, 2003. To be included in the proxy materials, proposals must comply with the Securities and Exchange Commission’s proxy rules, as provided in 17 C.F.R. Section 240.14(a).

NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING
AND SHAREHOLDER NOMINATIONS

The Bylaws of Madison BancShares provide an advance notice procedure for certain business, including nominations for directors, to be brought before an annual meeting. In order for a shareholder to properly bring business before an annual meeting, the shareholder must give written notice to the Corporate Secretary not less than 10 days before the time originally fixed for such meeting.

SOLICITATION

The cost of soliciting proxies on behalf of the Board of Directors for the Annual Meeting will be borne by Madison BancShares. Proxies may be solicited by directors, officers or our regular employees, in person or by telephone, e-mail or mail. We are requesting persons and entities holding shares in their names, or in the names of their nominees, to send proxy materials to, and obtain proxies from, such beneficial owners. Those persons and entities will be reimbursed for their reasonable out-of-pocket expenses.

Other Matters that May Properly Come Before the Annual Meeting

The Board of Directors knows of no additional business that will be presented for consideration at the Annual Meeting. Unless you indicate otherwise, however, execution of the enclosed Proxy Card confers discretionary authority upon the designated proxy holders to vote your shares in accordance with their best judgment on any other business that may properly come before the Annual Meeting, or any adjournment thereof. If you do not wish to extend such authority, you may limit your proxy by marking the appropriate box on the Proxy Card.

AVAILABILITY OF ADDITIONAL INFORMATION

Accompanying this Proxy Statement is Madison BancShares’ 2003 Annual Report, which includes our audited financial statements and Form 10-KSB. Additional copies of Madison BancShares’ Annual Report or our Form 10-KSB are available to shareholders at no charge. Any shareholder who would like an additional copy may contact Martin W. Gladysz, Chief Financial Officer and Vice President, Madison BancShares, Inc., 34911 U.S. Highway 19 North, Suite 600, Palm Harbor, Florida 34684, telephone number (727) 786-5200, extension 3138.

Madison BancShares currently files periodic reports (including Annual Report or Form 10-KSB, Form 10-QSB, Proxy Statements, etc.) with the Securities and Exchange Commission. These periodic reports are filed electronically via EDGAR and are available for review on the Securities and Exchange Commission’s website at www.sec.gov, or can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Section, 450 Fifth Street, NW, Washington, DC 20549.

MADISON BANCSHARES, INC.
March 17, 2003

REVOCABLE PROXY
MADISON BANCSHARES, INC.
ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Melvin S. Cutler and Robert B. McGivney, and each of them, with full powers of substitution, to act as proxy for, and attorney-in-fact, to vote all shares of the common stock of Madison BancShares, Inc. (“Madison BancShares”) which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at the Four Points Sheraton Hotel located at 37611 U.S. Highway 19 North, Tarpon Springs, Florida, on Tuesday, April 22, 2003, at 10:00 a.m., local time, and at any and all adjournments thereof.

The undersigned shareholder of Madison BancShares may revoke this Proxy at any time before it is voted by either delivering a written notice of revocation to Madison BancShares, delivering a duly executed Proxy bearing a later date to Madison BancShares, or by attending the Annual Meeting and voting in person.

THE FOLLOWING PROPOSALS ARE BEING ACTED UPON:

1. The Election of the seven members of the Board of Directors. Note: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name.	Robert W. Byrd Thomas A. Castriota Melvin S. Cutler	George M. Cantonis Wayne R. Coulter Robert B. McGivney	FOR ☐	ABSTAIN ☐
Paul J. Wikle

2. Ratification of the appointment of Hacker, Johnson & Smith, P.A., as the independent auditors for Madison BancShares and its wholly-owned subsidiary, for the fiscal year ending December 31, 2003.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. The adjournment of the Annual Meeting to solicit additional proxies in the event there are not sufficient votes to approve either of the foregoing proposals.	FOR ☐	AGAINST ☐	ABSTAIN ☐

At their discretion, the proxy holders are authorized to transact and to vote upon such other businessas may properly come before the Annual Meeting, or at any adjournment thereof, unless indicated otherwise by marking this box.  ☐

NOTE:  When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder.  UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED.

IMPORTANT:Please sign your name exactly as it appears on this Proxy Card.  When shares are held by joint tenants, both should sign, when signing as attorney, executor, administrator, agent, trustee or guardian, please give full title.  If shareholder is a corporation, please sign in full corporate name by president or other authorized officer.  If shareholder is a partnership, please sign in partnership name by authorized person.

The undersigned acknowledges receiving from Madison BancShares, prior to the execution of the Proxy, a Notice of the Annual Meeting, a Proxy Statement dated March 17, 2003, the 2002 Annual Report, and Form 10-KSB.

STICKER	Signature:_________________________________________ Signature if held jointly:______________________________ Date: _____________________________________________

Please mark, sign, date and return this Proxy Card promptly, using the enclosed envelope. If you receive more than one Proxy Card, please sign and return all cards in the accompanying envelope.